EXHIBIT A
                                                                   to
                                                                   Securities
                                                                   Purchase
                                                                   Agreement


THIS CONVERTIBLE TERM DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR ANY SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                           CONVERTIBLE TERM DEBENTURE

 May 30, 1997     $____________


                  FOR VALUE RECEIVED, BASE TEN SYSTEMS, INC., a New Jersey corporation (hereinafter called the "Borrower," the "Corporation" or the "Company") hereby promises to pay to the order of _____________ or registered assigns (the "Holder") the sum of ____________ Dollars ($___________) on May 30, 2000 (the "Scheduled Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon acceleration or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid. Interest shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions of Article IV below, shall be payable in arrears quarterly on August 30, November 30, March 1 and May 30 of each year in which this Debenture is outstanding, commencing August 30, 1997. All payments of interest (to the extent not converted in accordance with the terms hereof) shall, at the Company's election, be made in (i) a number of shares of the Company's Class A common stock, $1.00 par value per share ("Class A Common Stock"), equal to the quotient of the amount of such interest payable on such date divided by the Conversion Price (as defined in Article III) or (ii) lawful money of the United States of America; provided, however, Borrower shall be permitted to make such interest payments in shares of Class A Common Stock
(i) only at such times as which the resale of such shares is registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and (ii) only to the extent Borrower has notified Holder in writing not less than three (3) days prior to the date of such payment of its intention to make such interest payments in shares of Class A Common Stock. All payments of principal (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.

         This Debenture is being issued by the Borrower along with similar convertible term debentures (the "Other Debentures" and together with this Debenture, the "Debentures") delivered to other holders (together with the Holder referred to herein, the "Holders") pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Borrower and the Holders (the "Securities Purchase Agreement").


                                    ARTICLE I

                                   PREPAYMENT

         A. Limited  Right to Prepay.  Except as provided in Paragraph B of this
Article I, upon the occurrence of an Event of Default (as defined herein), this Debenture shall be prepaid by the Borrower in accordance with the provisions of
Article VIII hereof. Other than pursuant to Article I.B. below, this Debenture may not be prepaid without the prior written consent of the Holder.

         B. Prepayment at Borrower's Option.

                  (i) So long as no Event of Default shall have occurred and the Borrower is not in material violation of any of its obligations under the Securities Purchase Agreement or that certain Registration Rights Agreement, dated as of the date hereof, by and among the Borrower and the Holders (the "Registration Rights Agreement"), if Borrower (a) enters into a binding underwriting agreement with a reputable underwriter of regional or national recognition for a firm commitment United States underwritten public offering of its securities with net proceeds to Borrower of not less than $7.5 million or
(b) consummates a United States private offering of its securities to not more than three (3) investors only with net proceeds to Borrower of not less than $17.5 million, then the Borrower shall have the right to prepay ("Prepayment at Borrower's Election") all or any portion of the then outstanding Debentures (other than Debentures which are the subject of a Notice of Conversion delivered prior to the Effective Date of Prepayment (as defined below)) in accordance with the prepayment procedures set forth below. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Prepayment at Borrower's Election shall not apply to continuous offerings consummated pursuant to Rule 415 ("Rule 415") promulgated under the Securities Act of 1933, as amended (the "Securities Act") unless Borrower enters into a binding underwriting agreement with a reputable underwriter of regional or national recognition for a firm commitment United States underwritten public offering of its securities with net proceeds to Borrower within no more than one week of the effectiveness of the Registration Statement filed pursuant to Rule 415 of not less than $7.5 million. Any optional prepayment pursuant to this Paragraph B shall be made ratably among the holders of Debentures in proportion to the principal amount of Debentures then outstanding. Holders of Debentures may convert all or any part of their Debentures selected for prepayment hereunder into Class A Common Stock in accordance with the terms hereof by delivering a Notice of Conversion (each as defined in Article III below) to the Borrower at any time prior to the Effective Date of Prepayment (as defined below). The "Optional Prepayment Amount" with respect to each Debenture means 110% multiplied by the principal amount thereof plus all accrued and unpaid interest and Conversion Default Payments (if any) thereon through the date of prepayment.

                  (ii) The Borrower may not deliver an Optional Prepayment Notice to a Holder unless on or prior to the date of delivery of such Optional Prepayment Notice, the Borrower shall have deposited with its transfer agent in the United States or another escrow agent reasonably satisfactory to the Holder, as a trust fund, cash sufficient in amount to pay all amounts to which the holders of Debentures are entitled upon such prepayment pursuant to subparagraph
(i) of this Paragraph B, with irrevocable instructions and authority to such transfer agent or escrow agent to complete the prepayment thereof in accordance with this Paragraph B. Any Optional Prepayment Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as prepayment agent hereunder.

                  (iii) The  Borrower  shall effect each  prepayment  under this
Article I.B by giving at least thirty (30) business days prior written notice (the "Optional Prepayment Notice") of the date which such prepayment is to become effective (the "Effective Date of Prepayment"), the total principal amount of Debentures to be prepaid and the Optional Prepayment Amount to (i) the holders of Debentures at the address and facsimile number of such holder appearing in the Borrower's register for the Debentures and (ii) the transfer agent for the Class A Common Stock, which Optional Prepayment Notice shall be deemed to have been delivered on the business day after the Borrower's fax (with a copy sent by overnight courier to the holders of Debentures) of such notice to the holders of Debentures.

                  (iv) The Optional Prepayment Amount shall be paid to the holder of the Debentures being prepaid within three (3) business days after the Effective Date of Prepayment; provided, however, that the Borrower shall not be obligated to deliver any portion of the Optional Prepayment Amount until (a) in the event all outstanding Debentures are being prepaid, either the Debentures being prepaid are delivered to the office of the Borrower or the transfer agent, or the holder notifies the Borrower or the transfer agent that such Debentures have been lost, stolen or destroyed and delivers the documentation in accordance with Article X.H hereof or (b) in the event less than all outstanding Debentures are being prepaid, a countersigned Optional Prepayment Notice evidencing the holders acknowledgment that the principal amount of Debentures to be prepaid, as set forth in such Optional Prepayment Notice, are the subject of prepayment. Notwithstanding anything herein to the contrary, in the event that the Debentures being prepaid or a countersigned Optional Prepayment Notice, as the case may be, are not delivered to the Borrower or the transfer agent within three business days after the Effective Date of Prepayment, the prepayment of the Debentures pursuant to this Article I.B shall still be deemed effective, interest on such Debentures shall cease to accrue and all rights of the holders of such Debentures as creditors of the Company shall cease as of the Effective
Date of Prepayment (other than the right to receive the Optional Prepayment Amount (without additional interest after the Effective Date) in accordance with the terms hereof) and the Optional Prepayment Amount shall be paid to the holder of Debentures being prepaid or a countersigned Optional Prepayment Notice, as the case may be, within three (3) business days of the date the Debentures being prepaid are actually delivered to the Borrower or the transfer agent.


                                   ARTICLE II

                             [INTENTIONALLY OMITTED]



                                   ARTICLE III

                               CERTAIN DEFINITIONS

         The following terms shall have the following meanings:

         A. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the aggregate principal amount represented by the then outstanding Debentures ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security) (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

         B. "Conversion Amount" means the portion of the principal amount of this Debenture being converted plus any accrued and unpaid interest thereon through the Conversion Date being converted and any Conversion Default Payments payable with respect thereto, each as specified in the notice of conversion in the form attached hereto (the "Notice of Conversion").

         C. "Conversion Date" means, for any Optional Conversion (as defined below), the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

         D. "Conversion Percentage" shall have the following meaning and shall be subject to adjustment as provided herein:

        If the Conversion Date is:           Then the Conversion Percentage is:

        Prior to February 24, 1998                             95%
        On or after February 24, 1998                          92%


         E. "Conversion Price" means as of any date of determination, the lesser of (i) the product obtained by multiplying (x) the lesser of the average of the Closing Bid Prices for the Class A Common Stock for the (A) five or (B) thirty consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such applicable period) (the "Average Price") by (y) the Conversion Percentage and (ii) (x) $13.50, with respect to any Conversion Date occurring prior to May 30, 1998 or
(y) $14.00 with respect to any Conversion Date occurring on or after May 30, 1998.
The Conversion Price shall be subject to adjustment as provided herein.

         F. "N" means the number of days from, but excluding, the Issue Date through and including the Conversion Date.

         G. "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law, regulation or executive order to close.


                                  IV CONVERSION

         A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, the Holder may, at any time and from time to time, convert (an "Optional Conversion") all or any part of the outstanding principal amount of this Debenture, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Class A Common Stock determined in accordance with the following formula:

                                Conversion Amount
                                ------------------
                                Conversion Price

         B. Mechanics of Conversion. In order to effect an Optional Conversion, Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Class A Common Stock and (y) surrender or cause to be surrendered, this Debenture duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from Holder, the Corporation shall immediately send, via facsimile, a confirmation to Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Class A Common Stock upon a conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Class A Common Stock upon a conversion unless either this Debenture is delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that this Debenture has been lost, stolen or destroyed (subject to the requirements of Article X.H).

                  (i) Delivery of Class A Common Stock Upon Conversion. Upon receipt of a Notice of Conversion, the Corporation shall, no later than the later of the (a) third business day following the Conversion Date and (b) the date of such receipt (the "Delivery Period"), issue and deliver to the Holder
(x) that number of shares of Class A Common Stock issuable upon conversion of the portion of this Debenture being converted. In lieu of delivering physical certificates representing the Class A Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Class A Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Class A Common Stock upon the conversion of this Debenture.

                  (iii) No Fractional Shares. If any conversion of this Debenture would result in the issuance of either a fractional share of Class A Common Stock, such fractional share shall be disregarded and the number of shares of Class A Common Stock issuable upon conversion of this Debenture shall be the next higher whole number of shares.

                  (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Class A Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute only involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Class A Common Stock in accordance with subparagraph (i) above.

         C. Limitations on Conversions. The Conversions of this Debenture shall be subject to the following limitations (each of which limitations shall be applied independently):

                  (i) Volume Limitations. During the period beginning on the Issue Date (except in accordance with Paragraph B of Article I or upon the occurrence of an Event of Default (as defined below) or upon the merger, consolidation or other business combination of the Company (a "Merger"), except pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation) and ending on December 15, 1997, no portion of this Debenture shall be convertible. During the period commencing on December 16, 1997 and ending on the 270th day following the Issue Date (except in accordance with Paragraph B of Article I or upon the occurrence of an Event of Default or a Merger), Holder may not convert more than fifty percent (50%) of the original principal amount of this Debenture. Thereafter, this Debenture shall be fully convertible (subject to any further restrictions set forth in this paragraph). For the avoidance of doubt, the conversion of any portion of this Debenture subject to an Optional Prepayment Notice shall not be counted as a conversion for purposes of this subparagraph (i).

                  (ii) Cap Amount. Unless permitted by the applicable rules and regulations of the principal securities market on which the Class A Common Stock is listed or traded, in no event shall the total number of shares of Class A Common Stock issued upon conversion of this Debenture and the Other Debentures exceed the maximum number of shares of Class A Common Stock that the Corporation can so issue pursuant to Rule 4460(i) of the Nasdaq National Market ("Nasdaq") (or any successor rule) (the "Cap Amount") which, as of the Issue Date is 1,480,242 shares. The portion of the Cap Amount allocable to this Debenture shall be _____ shares and shall be subject to adjustment as provided in Article X.D. In the event the Corporation is prohibited from issuing shares of Class A Common Stock as a result of the operation of this subparagraph (ii), the Corporation shall comply with Article VII.

                  (iii) No Five Percent Holders. In no event shall Holder be entitled to receive shares of Class A Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Class A Common Stock beneficially owned by Holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of any Debentures or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Class A Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Class A Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (iii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Class A Common Stock and the Holder shall approve such alteration, amendment, deletion or change.

                  (iv) Notwithstanding anything to the contrary contained in this Article IV, if the Average Price as of the applicable Conversion Date is less than or equal to $7.50, the Corporation may, at its option, elect to prepay the portion of this Debenture submitted for conversion for the Floor Prepayment Amount (as defined below) in lieu of converting such Debenture into Class A Common Stock. The Holder shall have the right, by sending a written request to the Corporation, to require the Corporation to provide advance written notice to Holder stating whether the Corporation will elect to exercise its prepayment rights pursuant to this subparagraph (iv). The Corporation shall have until the end of the second business day following the day it receives such request to reply in writing to Holder. In the event Corporation either fails to so reply or replies that it will not elect to exercise such prepayment rights, the Corporation shall forfeit its rights to prepay the portion of this Debenture submitted for conversion pursuant to this subparagraph (iv) during the thirty
(30) day period immediately following the expiration of the Corporation's reply period or receipt by the Holder of such election not to prepay, as the case may be. In the event the Corporation notifies Holder of its intention to prepay this Debenture pursuant to this subparagraph (iv) and Holder delivers a Notice of Conversion at any time during which the Corporation has prepayment rights pursuant to this subparagraph (iv) and the Corporation, prior to the date of such Notice of Conversion, has not provided Holder with written notice that it no longer intends to exercise its prepayment rights pursuant to this subparagraph (iv), the Corporation shall, no later than five (5) business days from the date of such Notice of Conversion, pay to Holder the Floor Prepayment Amount for the portion of this Debenture submitted for conversion. The "Floor Prepayment Amount" means an amount equal to 1.10 multiplied by the principal amount thereof plus all accrued and unpaid interest and Conversion Default Payments (if any) thereon through the date of prepayment.

                  If the Corporation fails to pay, when due and owing, any Floor Prepayment Amount, then Holder shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of this Article IV) the portion of this Debenture submitted for conversion which is the subject of such prepayment, into shares of Class A Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Corporation elected to prepay the portion of this Debenture submitted for conversion and ending on the earlier of the date the Corporation effects such prepayment and the twentieth trading day following the Conversion Date which gave rise to the right of prepayment. In addition, if the Corporation fails to pay a Floor Prepayment Amount when due and owing, the Corporation shall thereafter forfeit its rights under this subparagraph (iv) to effect any prepayment with respect to any or all outstanding Debentures held by Holder.


                     V RESERVATION OF SHARES OF COMMON STOCK

         A. Reserved Amount. On the Issue Date, the Corporation shall have reserved __________ [pro rata portion of ________ shares] authorized but unissued shares of Class A Common Stock for issuance upon conversion of this Debenture and thereafter the number of authorized but unissued shares of Class A Common Stock so reserved (the "Reserved Amount") shall not be decreased and shall at all times be sufficient to provide for the conversion of the outstanding principal amount of this Debenture (and accrued interest thereon) at the then current Conversion Price.

         B. Increases to Reserved  Amount.  If the Reserved Amount for any three
(3) consecutive trading days (the last of such three (3) trading days being the "Authorization Trigger Date") shall be less than 135% of the number of shares of Class A Common Stock issuable upon conversion of this Debenture on such trading days, the Corporation shall immediately notify Holder of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Class A Common Stock) to increase the Reserved Amount to 200% of the number of shares of Class A Common Stock then issuable upon conversion of this Debenture. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to prepay for cash, at the Default Amount (as defined in Article VIII.B), a portion of the principal amount of this Debenture (plus accrued interest thereon) such that, after giving effect to such prepayment, the Reserved Amount exceeds 135% of the total number of shares of Class A Common Stock issuable to Holder upon conversion of this Debenture on the date of the Default Notice. If the Corporation fails to pay such Default Amount within five
(5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

                        VI FAILURE TO SATISFY CONVERSIONS

         A. Conversion Default Payments. If, at any time, (x) Holder submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures the Holder shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Class A Common Stock to which Holder is entitled upon such conversion, or (y) the Corporation provides notice to any Holder at any time of its intention not to issue freely tradeable shares of Class A Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Debentures (other than because such issuance would exceed such Holder's Reserved Amount or allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to Holder, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of a Conversion Default described in clause (y), an amount equal to $1,000 per day. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to Holder an additional amount equal to:

                      .24 x (D/365) x (the Payment Amount)

where:

         "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

         "Payment  Amount"  means  the  outstanding   principal  amount  of  all
Debentures held by Holder plus all accrued and unpaid interest thereon as of the first day of the Conversion Default.

         "Default Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the portion of this Debenture submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Class A Common Stock in satisfaction of all conversions of Debentures in accordance with their terms.

         The payments to which Holder shall be entitled pursuant to this Paragraph A are referred to herein as "Conversion Default Payments." Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Class A Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article X.J. In the event Holder elects to convert all or any portion of the Conversion Default Payments, Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of
Article IV.

         B. Adjustment to Conversion Price. If Holder has not received certificates for all shares of Class A Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of any portion of any of Holder's Debentures for any reason (other than because such issuance would exceed Holder's Reserved Amount or allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII), then the Conversion Price shall thereafter be the lesser of (i) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Class A Common Stock are delivered to the Holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A., then the Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Conversion Price shall thereafter be subject to further adjustment for any events described in Article IX.

         C. Buy-In Cure. Unless the Corporation has notified the Holder in writing that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Class A Common Stock to Holder upon a conversion of this Debenture and (ii) after the applicable Delivery Period with respect to such conversion, Holder purchases (in an open market transaction or otherwise) shares of Class A Common Stock to make delivery upon a sale by Holder to persons other than affiliates of such Holder of the shares of Class A Common Stock (the "Sold Shares") which Holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay Holder (in addition to any other remedies available to Holder) the amount by which (x) Holder's total purchase price (including brokerage commissions, if any) for the shares of Class A Common Stock so purchased exceeds
(y) the net proceeds received by the Holder from the sale of the Sold Shares. For example, if a holder purchases shares of Class A Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Class A Common Stock sold for $10,000, the Corporation will be required to pay the Holder $1,000. Holder shall provide the Corporation written notification indicating any amounts payable to Holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article X.J.

         D. Right to Require Prepayment. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by Holder, for any reason (other than because such issuance would exceed Holder's Reserved Amount or its allocated portion of the Cap Amount, for which failures Holder shall have the remedies set forth in Articles V and VII) to issue shares of Class A Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of this Debenture, then Holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of Holder's outstanding Debentures prepaid by the Corporation for cash at the Default Amount. If the Corporation fails to pay such Default Amount within five (5) business days after its receipt of a Prepayment Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.


                   VII INABILITY TO CONVERT DUE TO CAP AMOUNT

         A. Obligation to Cure. If at any time the then unissued portion of Holder's Cap Amount is less than 135% of the number of shares of Class A Common Stock then issuable upon conversion of this Debenture (a "Trading Market Trigger Event"), the Corporation shall immediately notify the Holders of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Class A Common Stock which would be issuable upon the conversion of this Debenture but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Class A Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within one hundred twenty
(120) days after the Trading Market Trigger Event, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Class A Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. Additionally, if at any time and from time to time the then unissued portion of Holder's Cap Amount is less than the number of shares of Class A Common Stock then issuable upon conversion of this Debenture, Holder shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Default Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to pay for cash, at the Default Amount, a portion of the principal amount of this Debenture (and accrued and unpaid interest thereon) such that, after giving effect to such prepayment, Holder's allocated portion of the Cap Amount equals the total number of shares of Class A Common Stock issuable to Holder upon conversion of this Debenture on the date of such Default Notice. If the Corporation fails to pay the Default Amount within five (5) business days after its receipt of a Default Notice, then Holder shall be entitled to the remedies provided in Article VIII.C.

         B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the one hundred twenty (120) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Class A Common Stock upon conversion of this Debenture because such issuance would exceed Holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, Holder may elect any or both of the following additional remedies:

                  (i) to require, with the consent of the Majority Holders, the Corporation to terminate the listing of its Class A Common Stock on Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Class A Common Stock to be eligible for trading on the Nasdaq SmallCap Market or on the over-the-counter electronic bulletin board, at the option of the Holder; or

                  (ii) to require the Corporation to issue shares of Class A Common Stock in accordance with Holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Class A Common Stock for the five (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period) preceding the date of Holder's written notice to the Corporation of its election to receive shares of Class A Common Stock pursuant to this subparagraph (ii).


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         A. Events of Default. If any of the following events of default (each, an "Event of Default") shall occur:

                  (i) the Corporation fails (i) to pay the principal hereof when due, whether at maturity, upon acceleration or otherwise or (ii) to pay any installment of interest hereon when due and such failure continues for a period of five (5) business days after the due date thereof,

                  (ii) the Class A Common Stock (including any of the shares of Class A Common Stock issuable upon conversion of this Debenture) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or Nasdaq for an aggregate of ten (10) trading days in any nine (9) month period,

                  (iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by March 1, 1998 or such Registration Statement, after being declared effective, cannot be utilized by Holder for the resale of all of its Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days,

                  (iv) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate or any shares of Class A Common Stock issued to the Holder upon conversion of any Debenture as and when required by the Debentures, the Securities Purchase Agreement or the Registration Rights Agreement,

                  (v) the Corporation provides notice to any of the Holders, including by way of public announcement, at any time, of its intention not to issue shares of Class A Common Stock to any of the Holders upon conversion in accordance with the terms of the Debentures (other than due to the circumstances contemplated by Articles V or VII for which the Holders shall have the remedies set forth in such Articles),

                  (vi) the Corporation shall:

                           (a) sell,  convey or dispose of all or  substantially
all of its assets; or

                           (b)  merge,   consolidate  or  engage  in  any  other
business combination with any other entity (other than (i) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or (ii) except as expressly permitted pursuant to Section 4(j) of the Securities Purchase Agreement); or

                           (c) have  fifty  percent  (50%) or more of the voting
power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

                  (vii) the Corporation breaches any material covenant or other material term or condition of this Debenture (other than as specifically provided in subparagraphs (i)-(vi) of this Paragraph A), the Securities Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Corporation's discovery of such breach;

                  (viii) any representation or warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the prospects of the Corporation or a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the Debentures or the shares of Class A Common Stock issuable upon conversion of the Debentures;

                  (ix) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed,

                  (x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation, or

Then, upon the occurrence and during the continuation of any Event of Default specified in subparagraphs (i)-(viii) of this Paragraph A, at the option of the Holder hereof, and upon the occurrence of any Event of Default specified in subparagraph (ix) or (x) of this Paragraph A, the Corporation shall pay to the Holder, in satisfaction of its obligation to pay the outstanding principal amount of this Debenture and accrued and unpaid interest thereon, an amount equal to the Default Amount and such Default Amount, together with all other ancillary amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

         B. Definition of Default Amount. The "Default Amount" with respect to any portion of this Debenture means an amount equal to the greater of (i):

                             M  x      A
                                   ----------
                                      C P

where:
         "A" means the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon through the payment date and any Conversion Default Payment payable with respect thereto;

         "CP" means the Conversion Price in effect on the date of the Default Notice;

         "M" means the highest Closing Bid Price of the Company's Class A Common Stock during the period beginning on the date of the Default Notice and ending on the payment date, as reported on the principal securities exchange or trading market on which the Class A Common Stock is traded; and

                  (ii) the sum of 108.7% of the principal amount of this Debenture being paid plus all accrued and unpaid interest thereon through the payment date and any Conversion Default Payment payable with respect thereto.

         C. Failure to Pay Default Amount. If the Corporation fails to pay the Default Amount within five (5) business days of its receipt of a notice requiring such payment (a "Default Notice"), then the Holder (i) shall be entitled to interest on the Default Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Default Notice until the date of payment hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Default Amount, plus interest as aforesaid, into shares of Class A Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Default Notice and ending on the Conversion Date with respect to the conversion of such Default Amount. In the event the Corporation is not able to pay all amounts due and payable with respect to all Debentures subject to Default Notices, the Corporation shall pay the Holders such amounts pro rata, based on the total amounts payable to such Holder relative to the total amounts payable to all Holders.


                                   ARTICLE IX

                       ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. Stock Splits, Stock Dividends, Etc. If at any time on or after the date of issuance of this Debenture, the number of outstanding shares of Class A Common Stock or Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock and collectively with Class A Common Stock, "Common Stock") is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         B. Adjustment Due to Major  Announcement.  In the event the Corporation
(i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of any class of the Corporation's capital stock (the date of the announcement referred to in clause (i) or (ii) of this Paragraph B is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Abandonment Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with
Article III.E on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. From and after the Abandonment Date, the Conversion Price shall be determined as set forth in Article III.E. "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this Paragraph B has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Paragraph B to become operative.

         C. Adjustment Due to Merger, Consolidation, Etc. If, at any time there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Class A Common Stock are converted into other securities or property, then the Holder shall thereafter have the right to receive upon conversion, in lieu of the shares of Class A Common Stock immediately theretofore issuable, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Class A Common Stock immediately theretofore issuable upon conversion had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Class A Common Stock issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) the Holder has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Debenture. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Class A Common Stock authorized and available for issuance upon conversion of the Debentures outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         D. Adjustment Due to Distribution. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Holder shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Class A Common Stock issuable upon such conversion had Holder been the holder of such shares of Class A Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         E. Issuance of Other Securities With Variable Conversion Price. If the Corporation shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") at a conversion or exchange rate based on a discount to the market price of the Common Stock at the time of conversion or exercise, then the Conversion Price in respect of any conversion of any portion of this Debenture after such issuance shall be calculated utilizing the greatest discount applicable to any such Convertible Securities.

         F. Purchase Rights. If the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of Common Stock, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if Holder had held the number of shares of Class A Common Stock acquirable upon complete conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         G. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article IX, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Class A Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.


                                    ARTICLE X

                                  MISCELLANEOUS

         A. Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         B. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier and shall be deemed to have been given upon receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:

                           Base Ten Systems, Inc.
                           One Electronics Drive
                           P.O. Box 3151
                           Trenton, NJ 08619
                           Telecopy: (609) 586-1593
                           Attention:  Chief Executive Officer

                  with a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           P.O. Box 1945
                           Morristown, NJ  07962-1945
                           Attention:  Warren J. Casey

If to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as such Holder furnishes by notice given in accordance with this Article X.B with a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers
                           1401 Walnut Street
                           Philadelphia, PA  19102
                           Telecopy:  (215) 568-6603
                           Attention:  Stephen T. Burdumy, Esquire


         C. Amendment Provision. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Corporation and the holders of a majority of the Debentures outstanding at such time. The term "Debenture" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         D. Assignability. This Debenture shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. In the event a Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total principal amount of Debentures then held by such Holders.

         E. Cost of Collection. If default is made in the payment of this Debenture, the Corporation shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         F. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed in the State of New Jersey. The Corporation irrevocably consents to the jurisdiction of the United States federal courts located in the State of New Jersey in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Corporation irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Corporation further agrees that service of process upon the Corporation, mailed by first class mail shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         G. Denominations. At the request of the Holder, upon surrender of this Debenture, the Corporation shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

         H. Lost or Stolen Debentures. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of this Debenture and
(ii) (y) in the case of loss,  theft or  destruction,  of  indemnity  reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of this Debenture, the Corporation shall execute and deliver new Debentures, in the form hereof, in such denominations of at least
$100,000 as the Holder may request. However, the Corporation shall not be obligated to reissue such lost or stolen Debentures if the Holder contemporaneously requests the Corporation to convert this Debenture.

         I. Quarterly Statements of Available Shares. For each of the Company's fiscal quarters beginning in the quarter in which the registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter so long as this Debenture is outstanding, the Corporation shall deliver to Holder a written report notifying the Holder of any occurrence which prohibits the Corporation from issuing Class A Common Stock upon any such conversion. The report shall also specify (i) the total principal amount of all outstanding Debentures as of the end of such quarter, (ii) the total number of shares of Class A Common Stock issued upon all conversions of Debentures prior to the end of such quarter, (iii) the total number of shares of Class A Common Stock which are reserved for issuance upon conversion of Debentures as of the end of such quarter and (iv) the total number of shares of Class A Common Stock which may thereafter be issued by the Corporation upon conversion of Debentures before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation shall deliver the report for each quarter to Holder by the 45th day following the quarter to which such report relates. In addition, the Corporation shall provide, within fifteen (15) days after delivery to the Corporation of a written request by Holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph I as of the fiscal quarter immediately preceding the date of such request.

         J. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment, as a prepayment or otherwise), such cash payment shall be made to the Holder within five (5) business days after delivery by Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

         K. Restrictions on Shares. The shares of Class A Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws, (ii) the Corporation shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) they are sold pursuant to Rule 144 under the Act. Except as otherwise provided in the Securities Purchase Agreement, each certificate for shares of Class A Common Stock issuable upon conversion of this Debenture that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

                   THE   SECURITIES   REPRESENTED   BY  THIS
                   CERTIFICATE   HAVE  NOT  BEEN  REGISTERED
                   UNDER  THE  SECURITIES  ACT OF  1933,  AS
                   AMENDED.   THE   SECURITIES   HAVE   BEEN
                   ACQUIRED  FOR  INVESTMENT  AND MAY NOT BE
                   SOLD,  TRANSFERRED  OR  ASSIGNED  IN  THE
                   ABSENCE  OF  AN  EFFECTIVE   REGISTRATION
                   STATEMENT  FOR THE  SECURITIES  UNDER THE
                   SECURITIES ACT OF 1933, AS AMENDED, OR AN
                   OPINION OF COUNSEL IN FORM, SUBSTANCE AND
                   SCOPE  REASONABLY   SATISFACTORY  TO  THE
                   COMPANY THAT REGISTRATION IS NOT REQUIRED
                   UNDER SAID ACT OR UNLESS SOLD PURSUANT TO
                   RULE 144 UNDER  SAID ACT.  ANY SUCH SALE,
                   ASSIGNMENT  OR TRANSFER  MUST ALSO COMPLY
                   WITH APPLICABLE STATE SECURITIES LAWS.

 Upon the request of a holder of a certificate representing any shares of Class A Common Stock issuable upon conversion of this Debenture, the Corporation shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (i) with such request, the Corporation shall have received either (A) an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company to the effect that any such legend may be removed from such certificate, or (B) satisfactory representations from the Holder that Holder is eligible to sell such security pursuant to Rule 144 or (ii) a registration statement under the Securities Act covering such securities is in effect. Nothing in this Debenture shall (i) limit the Corporation's obligation under the Registration Rights Agreement, or (ii) affect in any way the Holder's obligations to comply with applicable securities laws upon the resale of the securities referred to herein.

         L. Status as Debentureholder. Upon submission of a Notice of Conversion by Holder, the principal amount of this Debenture and the interest thereon covered thereby shall be deemed converted into shares of Class A Common Stock and the holder's rights with respect thereto shall cease and terminate, excepting only the right to receive certificates for such shares of Class A Common Stock and to any remedies provided herein or otherwise available at law or in equity to Holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Class A Common Stock prior to the tenth
 (10th) business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Class A Common Stock) the portion of the principal amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to the Holder. In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and
 (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert this Debenture.

         M. Remedies Cumulative. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Debenture. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [Remainder of Page Intentionally Left Blank]


                  IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 30th day of May, 1997.


                               BASE TEN SYSTEMS, INC.


                           By:_______________________________
                              Name:
                              Title:

         NOTICE OF CONVERSION

 To:     Base Ten Systems, Inc.
         One Electronics Drive
         P.O. Box 3151
         Trenton, NJ 08619
         Telecopy: (609) 586-1593
         Attention: President

 The undersigned hereby irrevocably elects to convert $____________ principal amount of the Debenture (the "Conversion"), into shares of Class A common stock ("Class A Common Stock") of Base Ten Systems, Inc. (the "Corporation") according to the conditions of the Convertible Term Debenture dated May 30, 1997 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of the Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

 The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Debenture shall be made pursuant to registration of the Class A Common Stock under the Securities Act or pursuant to an exemption from registration under the Act.

 In the event of partial exercise, please reissue an appropriate Debenture(s) for the principal balance which shall not have been converted.

                                            Date of Conversion:

                                            Applicable Conversion Price:

                      Amount of Accrued and Unpaid Interest
                    on the Principal Amount to be converted,
                                     if any:

                                            Amount   of    Conversion    Default
                                            Payments to be Converted, if any:

                                            Number of Shares of
                                            Common Stock to be Issued:

                                            Signature:

                                            Name:

                                            Address:

 * The Corporation is not required to issue shares of Class A Common Stock until the original Debenture (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The
 Corporation shall issue and deliver shares of Class A Common Stock to an overnight courier not later than the later of (a) three (3) business days following receipt of this Notice of Conversion and (b) the date of surrender of this Debenture (or evidence of loss, theft or destruction thereof), and shall make payments pursuant to the Debenture for the failure to make timely delivery.